EXHIBIT 10(ii)
  Consent of Independent Accountants
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  Coopers & Lybrand L.L.P.
  (Letterhead)





                 CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the following with respect to Post-effective Amendment No. 6 to the Registration Statement (No. 33-39170) on Form N-4 under the Securities Act of 1933 of Variable Account A of American International Life Assurance Company of New York.

       1. The inclusion of our report dated February 22, 1995 relating to our audits of the financial statements of American International Life Assurance Company of New York in the Statement of Additional Information.

       2. The inclusion of our report dated February 13, 1995 relating to our audits of the financial statements of Variable Account A in the Statement of Additional
            Information.

       3. The incorporation by reference into the Prospectus of our report dated February 22, 1995 relating to our audits of the financial statements of American International Life Assurance Company of New York and our report dated February 13, 1995 relating to our audits of the financial statements of Variable Account A.

       4.   The reference to our firm  under the heading "General
            Information   -   Independent  Accountants"   in  the
            Statement of Additional Information.



                                     /s/Coopers & Lybrand L.L.P.
                                     Coopers & Lybrand L.L.P.




  2400 Eleven Penn Center
  Philadelphia, Pennsylvania
  December 22, 1995




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